Exhibit 10.1

AMENDMENT NO. 1
TO THE KITCHEN COLLECTION, LLC
EXCESS RETIREMENT PLAN
(EFFECTIVE JANUARY 1, 2008)
The Kitchen Collection, LLC hereby adopts this Amendment No. 1 to The Kitchen Collection, LLC Excess Retirement Plan (Effective January 1, 2008), effective January 1, 2013. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
Section 1
Section 2.9(a) of the Plan is hereby amended in its entirety to read as follows:
“(a) For purposes of Sections 3.1 through 3.3 of the Plan, the term Participant shall mean a participant in the Savings Plan (i) who is unable to make all of the Salary Deferral Contributions that he has elected to make to the Savings Plan, or unable to receive the maximum amount of Matching Company Contributions under the Savings Plan or unable to receive the maximum amount of Profit Sharing Contributions under the Savings Plan because of the limitations imposed under Section 402(g), 401(a)(17), 401(k)(3), 401(m) or 415 of the Code or as a result of his deferral of Compensation under this Plan and (ii) who is classified as a highly compensated employee under the Code.”

EXECUTED this 2nd day of March, 2012.

THE KITCHEN COLLECTION, LLC

/s/ Randy L. Sklenar
By: Randy L. Sklenar
Title: VP of Field Operations/HR